Exhibit 10.1

Loan No. 402316100

LOAN AGREEMENT

This Loan Agreement is made on this the 24 day of April, 2017, between SADDLEBROOK RESORTS, INC., a Florida corporation (“Borrower”), in favor of USAMERIBANK, a Florida banking corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower has applied to Lender for a revolving line of credit loan in the amount of $1,500,000.00 (the “Loan”).

WHEREAS, the loan is (i) evidenced by that certain Non-Revolving Line of Credit Promissory Note of even date herewith, made by Borrower and payable to the order of Lender in the principal amount of $1,500,000.00, and (ii) secured by, among other collateral, a Security Agreement and UCC-1 Financing Statement of even date herewith from Borrower to Lender

NOW, THEREFORE, and in consideration of the covenants herein contained, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the following meanings: (When accounting terms used herein are not defined, they shall have the meaning attributable to them under generally accepted accounting principles.)

Section 1.1 Account. “Account” shall have the same definition as the definition contained in Article 9 of the Uniform Commercial Code of the state of Florida, and shall also mean any account receivable of Borrower as that term is used under GAAP.

Section 1.2 Account Debtor. “Account Debtor” shall mean any Person who owes payment to Borrower or a subsidiary for goods or services rendered by Borrower to that Person.

Section 1.3 Affiliate. “Affiliate” shall mean any Person which or who directly or indirectly controls, is controlled by, or is under common control with Borrower.

Section 1.4 Agreement. “Agreement” shall mean this Loan Agreement, as it may from time to time be amended.

Section 1.5 “Borrowing Base” INTENTIONALLY OMITTED.

Section 1.6 Borrowing Base Certificate. INTENTIONALLY OMITTED.

Section 1.7 Business Day. “Business Day” shall mean any day not a Saturday, Sunday or legal holiday in the State of Florida, on which commercial banks are open for business in Tampa.

Section 1.8 Certificate of. “Certificate of’ shall mean a certificate signed by a responsible officer of that Person.

Section 1.9 Debt. “Debt” shall mean any indebtedness or liability for borrowed money (including any liability on account of deposits or advances), and any indebtedness evidenced by notes, debentures, bonds or similar obligations.

Section 1.10 Event of Default; Default. “Event of Default” shall mean any of the events specified herein provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event, or act; “Default” shall mean any of such events, whether or not any such requirement has been satisfied.

Section 1.11. “GAAP”. GAAP means generally accepted accounting principles in the United States applied on a consistent basis as in effect from time to time. To the extent that any financial terms herein are not specifically defined they shall have the meaning ascribed to them by GAAP and as otherwise acceptable to Lender. If the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then until such notice shall have been withdrawn or such provision amended in accordance herewith (i) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective and (ii) the Borrower shall include with the financial statements and other financial information and calculations required to be delivered to the Lender hereunder a reconciliation of such financial statements, information and calculations before and after giving effect to such change in GAAP.

Section 1.12 Guarantor. “Guarantor” shall mean collectively or individually Saddlebrook International Tennis, Inc., a Florida corporation, and Thomas L. Dempsey.

Section 1.13 Financial Statements. “Financial Statements” shall mean the consolidated balance sheet, operating statement, and statement of income and surplus as of the end of and for the applicable period for Borrower and its subsidiaries in format reasonably acceptable to Lender.

Section 1.14 Indebtedness. “Indebtedness” shall mean all amounts or sums due from Borrower to Lender, now or in the future, under this Agreement, the Note, and all other Loan Documents, and under any and all other notes, instruments, letters of credit, or agreements between Borrower and the Lender whatsoever including, without limitation, principal, interest, standby fees, costs of collection, reasonable attorneys’ fees and other expenses of the Lender which Borrower is obligated to pay and amounts advanced by Lender in discharge of obligations of Borrower, whether such amounts are now due or hereafter incurred, directly or indirectly, and whether such amounts are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

Section 1.15 Loan Documents. “Loan Documents” shall mean this Agreement, the Note, Security Agreement, such Uniform Commercial Code Financing Statements as Lender deems necessary, and any and all other documents contemplated hereby or thereby; and all other documents that evidence or secure the Loan.

Section 1.16 Note. “Note” shall mean the revolving line of credit promissory note in the amount of $1,500,000.00 (the “Revolving Note”) of even date herewith.

Section 1.17 Obligations. “Obligations” shall mean all obligations whether direct, indirect or contingent to pay money, however arising, including, without limitation, general accounts payable, payments under leases, installment purchase contracts, Debts, and the like.

Section 1.18 Permitted Liens. “Permitted Liens” shall mean only those security interests and other liens (i) in favor of Lender securing the repayment of the Indebtedness hereunder; (ii) liens securing the payment of taxes, assessments and governmental charges or levies only in favor of governmental entities either not yet due or the validity thereof are being contested in good faith by appropriate proceedings diligently pursued; (iii) purchase money security interest (including capitalized leases) to secure Obligations only to the extent permitted under clause (iii) of the definition of “Permitted Obligations”; (iv) pledges and deposits of cash by Borrower in the ordinary course of business in connection with payment of premiums and deductibles for policies of insurance.

Section 1.19 Permitted Obligations. “Permitted Obligations” shall mean the following: (i) the Indebtedness; (ii) unsecured accounts payable and accrued payables arising in the ordinary course of business which are not past due beyond any applicable grace period in accordance with their terms; (iii) purchase money indebtedness (including capitalized leases) to the extent secured by purchase money security interest in equipment so long as the cumulative aggregate principal amount of any such indebtedness does not exceed the lesser of (A) $100,000 or (B) the cost of equipment so acquired; (iv) unsecured Obligations to suppliers that are consistent with past business practices and obtained in the ordinary course of business provided such Obligations is not past due beyond thirty (30) days; (v) Obligations for taxes, assessments and governmental charges or levies payable only to governmental entities the validity thereof are being contested in good faith by appropriate proceedings diligently pursued; and (vi) indebtedness in respect of the financing of insurance premiums and deductibles incurred in the ordinary course of business and consistent with past business practices.

Section 1.20 Person. “Person” shall mean an individual, a partnership, a corporation, an entity, an association, a trust, a joint venture, an unincorporated organization, or any government or any department or agency or authority thereof, or any natural or artificial person.

Section 1.21 Property. “Property” shall mean the Accounts and the assets and other property described in the Security Agreement as property upon which Lender has been granted a security interest pursuant to the Security Agreement.

Section 1.22 Qualified Account. INTENTIONALLY OMITTED.

Section 1.23 Qualified Inventory. INTENTIONALLY OMITTED.

Section 1.24 Security Agreements. “Security Agreements” shall mean the Security Agreement of even date herewith to be executed by Borrower granting to Lender a first lien upon certain assets of Borrower described therein and all other documents which secure the Indebtedness.

Section 1.25 Subsidiary. INTENTIONALLY OMITTED.

SECTION 2

DESCRIPTION OF BORROWING RELATIONSHIP

Section 2.1 Revolving Note. The Note evidences a revolving line of credit of even date herewith. The total amount to be advanced under the Note shall not exceed at any one time the lesser of $1,500,000.00 (the

“Original Principal Amount”). The Revolving Note shall be secured by the Security Agreement of even date herewith. Borrower may only make advances under the Revolving Note in accordance with the terms, obligations and limits set forth herein.

Section 2.2 Resting Period. Borrower shall pay down the outstanding loan balance in its entirety to a zero balance annually for a period of sixty (60) consecutive days and such account shall remain a zero balance for such period each year during the term of this Loan. Provided no default exists, Borrower shall thereafter continue to borrow as provided under the terms of this Note.

Section 2.3 Other Notes. All of the terms, covenants and conditions contained in this Loan Agreement shall apply not only to the Note, but also to all other Indebtedness and other sums owed from Borrower to Lender, now or in the future; and Borrower hereby acknowledges and agrees that subject to any applicable notice or cure periods, any breach or default or other similar condition or event (however described) of this Loan Agreement shall also be a default under any and all of the foregoing notes, and obligations and a default under any of the foregoing notes or obligations shall also be a default under this Loan Agreement. In the event Lender issues any letters of credit for the benefit of Borrower, the original principal amount of the Revolving Loan shall be reduced by the face amount of such letters of credit outstanding at any given Original Principal Amount time. In the event any amount is drawn under such letters of credit, the Maximum Revolving Loan Amount shall be reduced by the amount so drawn at any given time”.

Section 2.4 Security for the Loan. The payment and performance by Borrower of its obligations under the Note and the Loan Documents shall be secured by (i) the Security Agreement; (ii) UCC Financing Statement filed with the Florida Secured Transaction Registry, (iii) the Guaranties; and (iv) such other collateral and security as may be required under this Agreement or any of the other Loan Documents otherwise provided to Lender.

SECTION 3

CONDITIONS PRECEDENT

The obligation of the Lender to make the Loan hereunder (or to advance funds under the Revolving Note from time to time) is subject to the following conditions precedent and to no material adverse change (as determined solely by Lender in its sole and absolute discretion) in the financial condition of Borrower having occurred and to no pending or threatened material adverse litigation against Borrower.

Section 3.1 Financial Statements. Delivery to Lender of Financial Statements and other financial information described in this Agreement, or as otherwise reasonably requested by Lender.

Section 3.2 Supporting Documents. Current, certified copies of Borrower’s Articles of Incorporation, By-Laws, Good Standing Certificate, corporate resolution authorizing the transactions contemplated hereby, and incumbency certificates, all in form and substance satisfactory to Lender.

Section 3.3 Documents Required for the Closing. Borrower shall have duly executed and delivered to Lender, or provided to Lender prior to the disbursements of the Term Loan and the initial advance under the revolving loan (the “Closing”) the following:

(i) the Revolving Note - $1,500,000.00;

(ii) this Loan Agreement;

(iii) the Security Agreement;

(iv) Uniform Commercial Code Financing Statements;

(v) the Closing Statement; and

(vi) such other documents and information as Lender’s counsel reasonably requires.

Section 3.4 Default. No Event of Default is in existence.

Section 3.5. Field Audit. Intentionally Omitted.

SECTION 4

BORROWING, REPAYMENT AND SECURITY

Section 4.1 Revolving Note. As provided in the Revolving Note, Borrower may borrow, pay, reborrow and repay under the terms of the Revolving Note and pursuant to this Section 4 (provided that at no time shall the balance outstanding exceed the Maximum Revolving Loan Amount).

Section 4.2 Unused Fee – Revolving Note. Borrower shall pay to Bank an unused fee (the “Unused Fee”) in the amount equal to one quarter of one percent (.25%) per annum to be calculated on the average daily unused revolving committed amount (computed on the basis of a year of 360 days and the actual number of days elapsed. The Unused Fee shall begin to accrue on the first (1st) anniversary of the Loan and shall be payable quarterly in arrears with the first payment being due fifteen (15) months after the Effective Date hereof and every quarter thereafter until the Maturity Date (as defined in the Note).

Section 4.3 Disbursements and Borrowing Availability Under Revolving Note. Advances which may be made by Lender from time to time under the Note shall be made available to Borrower by crediting such proceeds to Borrower’s operating account with Lender. Lender may in its sole discretion charge Borrower’s operating account for all (a) payments of principal, interest and unused fees, due or to become due with respect to the loan(s) described in this Loan Agreement, and (b) during any period an Event of Default remains uncured all other fees, other sums due and reimbursement of customary Lender expenses. Lender shall make advances under the Note to Borrower and its subsidiaries and no others.

Section 4.4 Borrowing Base. INTENTIONALLY OMITTED.

Section 4.5 Security. All Indebtedness shall be secured by (i) the Security Documents; (ii) UCC Financing Statement filed with the Florida Secured Transaction Registry, (iii) the Guaranties; and (iv) such other collateral and security as may be (A) required under this Agreement or any of the other Loan Documents, (B) otherwise provided to Lender. Any default under any Loan Document shall be deemed a Default under this Loan Agreement.

Section 4.6 Prepayments. Borrower may, at its option, prepay the Note in whole or in part without penalty or premium. Each partial prepayment of the Note shall be applied to principal payments in the inverse order of their maturity.

Section 4.7 Calculation of Interest. Any interest due on the Note or on any other amount constituting Indebtedness hereunder, shall be calculated on the basis of the actual number of days elapsed over a year containing 360 days. Notwithstanding anything herein or in any document contemplated hereby to the contrary, the maximum amount of interest which Lender shall collect hereunder shall not exceed that amount which when added to any other amount deemed interest under applicable law equals the amount which would have been collected if interest had been calculated on the outstanding principal indebtedness at the maximum interest rate per annum allowed by applicable law. In the event any interest is received or charged by Lender in excess of that amount, Borrower shall be entitled to an immediate refund of such excess.

Section 4.8 Application of Payments. All payments received on the Note shall be applied first to reasonable costs and expenses that are neither principal nor interest required to be paid under the terms of this Agreement, then to interest to the extent then accrued and then to principal.

Section 4.9 Place and Medium of Payment. Unless Borrower is otherwise notified by Lender, all payments of principal, interest, or other amounts constituting Indebtedness shall be made at the office of the Lender specified herein or at such other address as the Lender may designate.

SECTION 5

FINANCIAL STATEMENTS - AFFIRMATIVE COVENANTS

Borrower covenants and agrees that from the date hereof and until the Indebtedness is paid in full it shall, where appropriate:

Section 5.1 Financial Statements, Etc. Borrower will deliver to Lender the following:

(i)	annually, within 120 of fiscal year end, audited financial statements of Borrower prepared by an independent certified public accountant, acceptable to Lender, including without limitation statements of profit and loss and of surplus for each such fiscal year, balance sheets, and operating statements all in reasonable detail and certified as true and correct by the Manager, Managing Member, President or Chief Financial Officer of Borrower and in each case in the form(s) previously submitted to Lender.

(ii)	quarterly, within 30 days of quarter end, company prepared financial statements of Borrower, without limitation, statements of profit and loss and of surplus, balance sheets, operating statements, all in reasonable detail and certified as true and correct by the Manager, Managing Member, President or Chief Financial Officer of Borrower and in each case in the form(s) previously submitted to Lender.

(iii)	annually, within 120 of fiscal year end, audited financial statements of Guarantor, Saddlebrook International Tennis, Inc., a Florida corporation, prepared by an independent certified public accountant, acceptable to Lender, including without limitation statements of profit and loss and of surplus for each such fiscal year, balance sheets, and operating statements all in reasonable detail and certified as true and correct by the Manager, Managing Member, President or Chief Financial Officer of Borrower and in each case in the form(s) previously submitted to Lender;

(iv)	quarterly, within 30 days of quarter end, company prepared financial statements of Guarantor, Saddlebrook International Tennis, Inc., a Florida corporation without limitation, statements of profit and loss and of surplus, balance sheets, operating statements, all in reasonable detail and certified as true and correct by the Manager, Managing Member, President or Chief Financial Officer of Guarantor and in each case in the form(s) previously submitted to Lender;

(v)	annually, current financial statements of Guarantor, Thomas L. Dempsey, certified in form and content reasonably satisfactory to Lender;

(vi)	Promptly upon Borrower obtaining knowledge of the occurrence of any Default, a notice thereof, specifying the nature thereof; and promptly upon the occurrence of any event or the discovery of any notice of material litigation, or fact which might reasonably expected to affect or indicate a material and adverse change in Borrower’s financial condition, notice thereof specifying the nature thereof.

(vii)	Such other material financial and general business information as Lender may from time to time reasonably request from Borrower, including, without limitation, at such times as Lender requests, a listing of all Accounts, including names, addresses and phone numbers of Account Debtors.

Section 5.2 Additional Reporting. Borrower shall provide to Lender all reports relating to Accounts Receivable Agings and Accounts Payable Agings as requested by Lender from time to time in reasonable detail and certified as true and correct by the Manager, Managing Member, President or Chief Financial Officer of Borrower and in such form as previously submitted and approved by Lender.

Section 5.3 Books of Account. Borrower will maintain books of account in accordance with GAAP as consistently applied, so as to disclose the information necessary for determining whether the provisions of this Agreement have been met.

Section 5.4 Right of Inspection. Whenever Lender, in its sole discretion, deems it necessary, and upon five (5) Business Day’s prior notice to Borrower, Borrower will permit Lender or any agent designated by Lender to visit and inspect any property of Borrower and to inspect and make excerpts of Borrower’s accounting records, all at such reasonable times and as often as Lender may reasonably request.

Section 5.5 Insurance. Borrower currently has in place and will at all times maintain adequate insurance with responsible insurers with coverage normally obtained by businesses similar to Borrower’s, and in full compliance with all of Lender’s reasonable underwriting guidelines and criteria; provided that the insurance currently in place satisfies such requirements and criteria. Borrower will provide Lender within thirty (30) days after closing (and annually thereafter), a certificate of insurance naming Lender as the “loss payee” (specifying the types and amounts of insurance in force and the insurers of each risk covered by such insurance, and maintain the same throughout the term of the loan.

Section 5.6 Payment of Indebtedness, Taxes, Etc. Borrower will (a) pay and discharge all of their Obligations as and when due and payable before the same shall become in default and (b) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon them or upon their income and profits, or upon any of their property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Borrower will not be required to pay and discharge any such Obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be diligently and continuously contested in good faith by appropriate proceedings with respect to any such Obligation, tax, assessment, charge, levy or claim so contested.

Section 5.7 Maintenance of Corporate Existence, Rights. Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a corporation under the laws of Florida and will do or cause to be done all things necessary to preserve and keep in full force and effect its right to own property and operate all aspects of its business in a manner not less favorable to it than those now in existence. Borrower will comply in all material respects with all requirements applicable to it under the laws or regulations of the United States, of any state or states and of any other governmental authority.

Section 5.8 Use of Proceeds. The funds borrowed under the Note will be used only for valid business purposes.

Section 5.9 Further Assurances. If at any time the Lender, in its sole but reasonable discretion, believes that any portion of the Indebtedness is not properly secured or will or may not be properly secured by the Security Agreement as a first priority lien upon all Accounts and assets to Lender’s reasonable satisfaction, then Borrower shall, within three (3) days after written notice of such request from Lender, take all actions and do all things and matters necessary to assure to the reasonable satisfaction of Lender that any part of the Indebtedness then existing or thereafter to be created is properly secured or will be secured as contemplated by this Agreement or any other Loan Document.

Section 5.10 Maintenance of Assets. Borrower will maintain its offices and all of its equipment and assets in good working order and make all normal and customary repairs and replacements of the same.

Section 5.11 Litigation Notice. Borrower will deliver to Lender prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, would materially adversely affect the business, properties or condition, financial or otherwise, of Borrower.

Section 5.12 Transactions with Affiliates. Borrower shall not enter into any transaction including, without limitation, the purchase, sale, or exchange of property with any Affiliate except in the ordinary course of and pursuant to the reasonable requirement of Borrower’s business, and upon terms substantially the same and no less favorable to Borrower as Borrower would obtain in a comparable arms’ length transaction with any Person not an Affiliate, and so long as such transaction is not prohibited hereunder. So long as Borrower is indebted to Lender, Borrower agrees that it shall not divert any orders, business, billings, or accounts to any Affiliate or any Person.

Section 5.13 Review of Accounts. Borrower shall allow Lender, at Lender’s request (when Lender deems the same reasonably necessary), to obtain a review of all Accounts by an independent third party acceptable to Lender and Borrower, all at the expense of Borrower, the review to be in form satisfactory to Lender. In the event of such a review, the Lender agrees and, prior to the commencement thereof, will cause the independent third party to acknowledge and agree to maintain the confidentiality of the information to which access is given and will not deal with such information in any manner which results in the breach of the Borrower’s ethical obligation to maintain the confidentiality of privileged client information and communications.

Section 5.14 Financial Covenants.

(a)	Fixed Charge Coverage Ratio. Borrower shall at all times maintain a minimum Fixed Charge Coverage Ratio (“FCC”), of 1.25 to 1.00, tested annually beginning December 31, 2017 (date of statement used for testing). The numerator shall be Consolidated Pretax Net Income of SRI and SIT plus Interest Expense of SRI and SIT plus Depreciation and Amortization Expense of SRI and SIT less Non-recurring Gaines plus Non-recurring Expenses less an assumed annual charge of $300,000 for annual required Capital Expenditures; Denominator shall be Current Maturities of Long Term Debt of SRI and SIT plus Interest Expenses of SRI and SIT plus Capital Lease payments of SRI and SIT.

(b)

Letters of Credit. Notwithstanding anything contained herein to the contrary, to the extent that any such Letters of Credit are issued during the term of this loan, Borrower specifically authorizes and agrees: (i) that Lender is authorized to place a hold on the full face amount of the line of credit account and such hold will remain on the line of credit account as long as any such Letter of Credit(s) is outstanding; (ii) the availability of funds on said line of credit account will be automatically reduced by the corresponding full face amount issued on the Letter of Credit; and (iii) a default under any Letter of Credit or any document that evidences the same shall be a default under the Renewal Note and Loan.

(c)	Annual Review. The line of credit shall be subject to an annual review by Lender. The annual review will evaluate the current situation of the Borrower and may, at Lender’s sole discretion, call for modifications in the loan documents and/or additional requirements. Some of these modifications may involve the interest rate, repayment terms, fees or other provisions Lender determines applicable.

Section 5.14 Primary Banking Relationship. Borrower shall maintain its primary banking relationship and depository accounts with Lender.

Section 5.15 Cross Default. Borrower hereby agrees that any breach or default or other similar condition or event (however described) of any other loan, note, obligations, or indebtedness now or hereafter owed to Lender beyond any applicable grace period provided in the instrument or agreement under which such indebtedness was created, shall be deemed a breach and default of this document.

Section 5.16 Landlord Lien Waiver. Intentionally Omitted.

SECTION 6

NEGATIVE COVENANTS

Borrower covenants and agrees that from the date hereof until the Indebtedness is paid in full:

Section 6.1 Liens, Etc. Borrower will not create or allow to be created, incur or allow to be incurred, assume or suffer, or allow to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever except Permitted Liens on any of its assets now or hereafter owned, or enter into or suffer or allow to exist any conditional sales contracts or other title retention agreements.

Section 6.2 Merger; Consolidation; Sale of Substantial Assets; Name Change. Borrower will not directly or indirectly consolidate with, or sell, lease, transfer or otherwise dispose of all or a substantial part of its properties, shares or assets to, or acquire all or a substantial part of the properties, shares or assets of, any other Person, without the prior written consent of Lender, nor will Borrower in any way change its name without the prior written consent of Lender.

Section 6.3 Obligations or Guarantee. Borrower will not incur any indebtedness, or borrowed money or become obligated in any way for any Obligation, except Permitted Obligations nor will it in any way become responsible for the Obligations of any other Person, directly or indirectly, whether by agreement to purchase the Obligations of any other Person, by guaranty, endorsement, surety agreement or otherwise.

Section 6.4 Loans and Investments. Borrower will not purchase any stock, securities or evidence of indebtedness, or make or permit to exist any loans or advances to, without the prior written consent of Lender, or make any investments or acquire any interest in, any other Person.

Section 6.5 Nature of Business. Borrower shall not conduct any business other than its current business or business customarily conducted by companies similarly situated, and shall not permit any material change in management or ownership of Borrower.

Section 6.6 Sale, Pledge, Etc. of Property. Borrower will not sell, transfer, pledge or otherwise dispose of any of its interest in any of its assets except in the ordinary course of its business.

Section 6.7 Sale and Leaseback. Borrower will not enter into any arrangement, direct or indirect, with any Person whereby it shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being transferred.

Section 6.8 Material Adverse Change. Borrower and all guarantors shall not have a material adverse change in their financial condition, which shall include, but not be limited to, if shareholders owning outstanding shares of Borrower at this time shall at any time no longer be shareholders of Borrower other than by reason of death, disability or normal retirement.

SECTION 7

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants and so long as this Agreement is in effect or any part of the Indebtedness remains unpaid, shall continue to warrant at all times, that:

Section 7.1 Borrower. Borrower is a corporation duly organized and validly existing under and by virtue of the laws of the State of Florida. Borrower holds in full force and effect all material permits, licenses, and franchises necessary for it to carry out its operations in conformity with all applicable laws and regulations of the State of Florida.

Section 7.2 Financial Statements. Borrower has heretofore made available to Lender its most recent Financial Statements and other pertinent financial information. All of those Financial Statements fairly represent the financial condition of the Borrower and the result of its operations as of the date of the balance sheets and income and surplus statements, all of which were prepared in accordance with GAAP.

Section 7.3 Changes in Financial Condition. Since the date that Borrower has applied for the Loan, there has been no material adverse change in the assets or the financial condition of Borrower from that set forth or reflected in the Financial Statements as of that date or for the period then ended.

Section 7.4 Legal or Administrative. There are no actions, suits or proceedings by any public or governmental body, agency or authority or litigation by any Person, or by any public or governmental body, agency, or authority pending or, threatened against Borrower or to which it is a party involving the possibility of any judgment or liability not fully covered by insurance or by adequate reserves set upon the books of Borrower, or which may result in any material adverse change in the business or in the condition, financial or otherwise, of Borrower, and, to the best of the knowledge and belief of Borrower, it has materially complied with all applicable laws and requirements of governmental authorities.

Section 7.5 Assets. Borrower has good, marketable title to all of its assets reflected in the Financial Statements and such assets are free and clear of all liens, charges and encumbrances except for Permitted Liens.

Section 7.6 Loss. Since the date of the Financial Statements already delivered to Lender, no substantial loss, damage, destruction or taking of any of the physical properties or assets of Borrower has occurred which has not been fully restored or replaced, or which is not fully covered by insurance. Borrower is not aware of any material adverse fact or likelihood concerning its condition which has not been fully disclosed in writing to Lender.

Section 7.7 Corporate Restrictions. Borrower is not a party to any contract or subject to any charter or other corporate restriction which would materially and adversely affect its property or business, or its ability to perform its obligations under the Loan Documents.

Section 7.8 Tax Returns. Borrower has filed all Federal, State and local tax returns which are required to be filed (taking into account any applied for extension of time within which to file), and has paid all taxes as shown on the returns and all assessments received by it to the extent that the taxes have become due other than taxes being contested in good faith.

Section 7.9 Purpose of Borrowing. None of the proceeds of the loan by Lender will be used for the purpose of reducing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U, as now in effect or as it may hereafter be amended, and all such proceeds shall be used for normal business purposes.

Section 7.10 Authority. Borrower has full authority to enter into the Loan Documents and carry out all terms thereof and all required approvals or consents of the directors of the Borrower and all other necessary Persons have been obtained.

Section 7.11 Payment of Loan Proceeds. Lender is authorized to disburse all proceeds of any Loan to Borrower hereunder directly to Borrower by depositing such proceeds in Borrower’s account with Lender.

Section 7.12 Shareholder Debt. There are not now, nor shall there be, any loans, debts, obligations or the like between Borrower or any shareholder of Borrower.

SECTION 8

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing then there shall be an Event of Default:

(i) If Borrower defaults in the payment of any principal or interest under any Note when the same shall become due or defaults in payment of principal or interest under any other obligation owed to Lender; subject to applicable notice or cure periods, if any; or

(ii) If Borrower defaults in any payment of principal or interest on any other Obligation for borrowed money beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term, or condition contained in any agreement under which any such Obligation is created and either (A) such default continues beyond maturity of the Obligation (whether by acceleration or otherwise) or (B) the effect of such default is to cause, or permit the holder or holders of such Obligation (or trustee on behalf of such holder or holders) to cause such Obligation or any part thereof to become due prior to its stated maturity; or

(iii) If any representation or warranty made by Borrower herein or in any writing furnished in connection with or pursuant to the Loan Documents shall be false or misleading in any material respect; or

(iv) If Borrower defaults in the performance or observance of any other agreement, covenant, term or condition contained herein or in any other Loan Document and such default shall not have been remedied within thirty (30) days after written notice thereof is sent by Lender to Borrower; or

(v) If a proceeding or case shall be commenced in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution, winding-up, or recomposition or readjustment of debts of Borrower, or (b) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, without the consent of Borrower and such proceedings or case shall continue undismissed for a period of sixty (60) days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days, or an order for relief against Borrower shall be entered in an involuntary case under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law (as now or hereafter in effect); or

(vi) If Borrower shall (a) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (c) make a general assignment for the benefit of its creditors (d) commence a voluntary case under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law, or (e) take any corporate action for the purpose of effecting any of the foregoing; or

(vii) If any final, non-appealable order is entered in any proceeding against Borrower decreeing the dissolution or split-up of the Borrower or any judgment is entered against Borrower or any part of their assets for an amount in excess of $10,000.00 and the judgment is not satisfied within thirty (30) days thereafter or is not fully covered by insurance; or

(viii) If a material adverse change occurs in the business or financial condition of Borrower.

Thereupon, Lender may, at its option, declare the Note and all other amounts of the Indebtedness to be immediately due and payable together with interest accrued thereon, which shall bear interest at the Default Rate set forth in the Promissory Note from and after such date, and Lender shall have the right to pursue all legal rights and remedies allowed by law. Nothing herein or in any other Loan Document is intended to affect any rights of Lender with respect to any Indebtedness which may now or hereafter be payable on demand. If the grace periods contained in any other Loan Document evidencing any of the loans that are the subject matter of this Loan Agreement allow longer periods of time as grace periods after default, the grace periods of time set forth in this Section shall be the grace periods of time that shall control.

SECTION 9

MISCELLANEOUS

Section 9.1 Expenses. Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save Lender and any agent of Lender harmless against liability for the payment of all reasonable expenses arising in connection with this transaction, including, without limitation, any state documentary stamp taxes and intangible taxes or other taxes (including interest and penalties, if any) which may be determined to be payable in respect to the execution and delivery of any Loan Documents executed in connection with this Agreement, (other than income or other taxes of Lender based upon receipt of interest income), costs of inspections, environmental audits, field audits, appraisals, and such other similar expenses, and the reasonable fees and expenses of Lender’s counsel and counsel of any agent of Lender. If an Event of Default shall occur, Borrower shall also pay all Lender’s reasonable costs of collection and expenses incurred to remedy such default, including, without limitation, Lender’s or any of its agent’s or employees’ travel expenses, court costs and attorneys’ fees and legal assistants’ fees, and disbursements whether incurred in connection with collection efforts, trial or appeal.

Section 9.2 Payments on Business Days. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, due in connection with such payment.

Section 9.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of the Loan Documents.

Section 9.4 Successors and Assigns. All covenants and agreements in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

Section 9.5 Notices. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be, (notwithstanding lack of actual receipt by the addressee) (i) when delivered by personal delivery, (ii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (iii) one (1) day after having been deposited with an expedited, overnight courier service (such as Federal Express), addressed to the party to whom notice is intended to be given at the address set forth below. Any party shall have the right to change such party’s address for notice hereunder to any other location within the continental United States by giving of thirty (30) days’ notice to all other parties in the manner set forth herein.

If to Borrower:	SADDLEBROOK RESORTS, INC.
5700 Saddlebrook Way
Wesley Chapel, Florida 33543

Copy to:

If to Lender:	USAMERIBANK
4790 140th Avenue North
Clearwater, FL 33762
Attn: Commercial Loan Department

Copy to:	Trenam Law
101 E. Kennedy Boulevard, Suite 2700
Tampa, Florida 33602
Attn: Robert G. Stern, Esq.

Section 9.6 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

Section 9.7 Indemnification. Without limiting any of the other provisions contained in this Agreement, the Note or the other Loan Documents, Borrower agrees to indemnify and hold Lender harmless from and against any and all liability, deficiency, damage, cost or expense, including, but not limited to legal fees, expenses and settlement costs resulting from (i) any misrepresentation, material omission, breach of warranty or representation, or the non-fulfillment of any covenant or agreement on the part of Borrower under or relating to this Agreement, the Note or the other Loan Documents, or (ii) any allegation that the relationship of Lender and Borrower is anything other than that of a secured lender and a borrower; and any and all actions, suits, proceedings, demands, assessments, judgments, costs, legal and accounting fees or other expenses incident to the foregoing indemnification by Borrower pursuant to this paragraph.

Section 9.8 Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

Section 9.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Section 9.10 Remedies Cumulative. All rights and remedies of Lender hereunder are cumulative and concurrent and in addition to any rights and remedies which Lender may have under the laws of Florida or the laws of the United States, and the exercise of any one right or remedy by Lender against Borrower will not deprive Lender of any other right or remedy against Borrower.

Section 9.11 Severability. If any portion of any Loan Document is declared void by any court as illegal or against public policy the remainder of the Loan Document in question shall continue in full effect.

Section 9.12 Waiver. Borrower waives presentment, notice of dishonor and protest as to all obligations under the Note.

Section 9.13 Waiver by Lender. No delay or omission by the Lender in exercising any right hereunder or under any Loan Document or with respect to the Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Lender from any other or further exercise of any other right or remedy. The Lender may (but shall not be obligated to) cure any Event of Default on account of Borrower in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default by Borrower, and all amounts and expenses incurred by Lender in doing so shall bear interest at the maximum rate of interest allowed by law. All rights and remedies of the Lender under this Agreement and under the Uniform Commercial Code and other applicable laws shall be deemed cumulative.

Section 9.14 Withholding and Other Tax Liabilities. Lender shall have the right to refuse to make any advances hereunder from time to time unless Borrower shall have given to Lender evidence, reasonably satisfactory to Lender, that Borrower has properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the advance. Upon expiration or termination of the Note, Lender shall be entitled to continue to hold any and all of the collateral until Borrower has given to Lender evidence, satisfactory to Lender, that Borrower has properly deposited or paid, as required by law, all federal withholding taxes due up to and including the date of such expiration or termination. In the event that any lien, assessment or tax liability against Borrower shall arise in favor of any taxing authority and, in the case of a tax liability, not be classified as a Permitted Lien, whether or not notice thereof shall be filed or recorded as may be required by law, Lender shall have the right after five (5) business days’ notice to Borrower (but shall not be obligated, nor shall Lender hereby assume the duty) to pay any such lien, assessment or tax liability by virtue of which such charge shall have arisen. In order to pay any such lien, assessment or tax liability, Lender shall not be obliged to wait until said lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Lender shall have paid for the discharge of such lien shall be added to Borrower’s Indebtedness and shall be paid by Borrower to Lender with interest thereon at the maximum rate allowed by law, upon demand, and Lender shall be subrogated to all rights of such taxing authority against Borrower.

Section 9.15 WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IT FURTHER WAIVES ANY RIGHT IT MAY HAVE TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR THE LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER

WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S EXECUTION AND ACCEPTANCE OF THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS.

Section 9.16 Termination. This Agreement shall terminate upon repayment in full of the Borrower’s Indebtedness governed by this Agreement or if later, such date as Borrower no longer has the right to make any borrowings pursuant to any revolving lines of credit or similar facilities established under this Agreement.

(SEE SIGNATURE BLOCK ON NEXT PAGE)

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the date first above written.

SADDLEBROOK RESORTS, INC., a
Florida corporation

By:
Thomas L. Dempsey, Chief Executive Officer

STATE OF FLORIDA                         )

COUNTY OF HILLSBOROUGH       )

THE FOREGOING INSTRUMENT was acknowledged before me this 24 day of April, 2017, by Thomas L. Dempsey, Chief Executive Officer of SADDLEBROOK RESORTS, INC., a Florida corporation, on behalf of the corporation, who is either [please check as applicable] (         ) personally known to me, or (         ) presented a valid Florida driver’s license as identification.

NOTARY PUBLIC [Signature Above]
Print Name:
(NOTARIAL SEAL)	State of Florida
My Commission Expires:

(SIGNATURE BLOCK CONTINUED ON NEXT PAGE)

(CONTINUATION OF SIGNATURE BLOCK LOAN AGREEMENT)

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the date first above written.

LENDER:

USAMERIBANK, A Florida banking corporation

By:
David T. Manno, Vice President

(CORPORATE SEAL)

STATE OF FLORIDA                         )

COUNTY OF HILLSBOROUGH       )

THE FOREGOING INSTRUMENT was acknowledged before me this 24 day of April, 2017, by David T. Manno, Vice President of USAMERIBANK, a Florida corporation, on behalf of the bank, who is either [please check as applicable]          personally known to me, or          presented a valid driver’s license as identification.

NOTARY PUBLIC [Signature Above]
Print Name:
(NOTARIAL SEAL)	State of Florida
My Commission Expires: